Exhibit 10.1
Execution Version
CREDIT AGREEMENT
dated as of
December 22, 2009
between
MARCUS LEMONIS,
STEPHEN ADAMS and OTHER PERSONS,
as Borrower,
and
THOR INDUSTRIES, INC.,
as Lender

2

SCHEDULES

Schedule 2.4	Mandatory Prepayments
Schedule 4.5	Litigation
Schedule 4.9	Material Changes
Schedule 6.1(e)	Other Indebtedness
Schedule 6.4	Restrictions on Transfer

EXHIBITS

Exhibit A	Form of Promissory Note
Exhibit B	Form of Exclusivity Agreement Amendment
Exhibit C	Form of Amendments to the 2009 Adams Credit Agreements
Exhibit D	Form of Compliance Certificate

3

CREDIT AGREEMENT
          THIS CREDIT AGREEMENT is made as of the 22nd day of December, 2009 by and between Thor Industries, Inc. (the “Lender”) and the Borrower. For purposes of this Agreement, the “Borrower” means, on a joint and several basis, (i) Marcus Lemonis (“Lemonis”), (ii) Stephen Adams (“Adams”), and (iii) Stephen Adams and his successors, as trustee under the Stephen Adams Living Trust (the “Trust”, and together with Adams, the “Adams Borrower”).
RECITALS
          WHEREAS, the Borrower has requested that the Lender provide a term loan facility to the Borrower; and
          WHEREAS, the Lender is willing to provide such term loan facility in an aggregate initial principal amount of $10,000,000 on and subject to the terms and conditions set forth herein.
          NOW, THEREFORE, in consideration of the recitals herein and mutual covenants and agreements contained herein, the parties hereto covenant and agree as follows:
1.	DEFINITIONS AND RULES OF INTERPRETATION
     Section 1.1 Rules of Interpretation.
     (a) This agreement, together with the Exhibits and Appendices hereto, shall form a single agreement (collectively, this “Agreement”).
     (b) Unless otherwise specified, a reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.
     (c) The singular includes the plural and the plural includes the singular.
     (d) A reference to any law includes any amendment or modification to such law.
     (e) A reference to any Person includes its permitted successors and permitted assigns.
     (f) The words “include”, “includes” and “including” are not limiting.
     (g) The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular Article or subdivision of this Agreement.
     (h) The word “him” shall refer to the Borrower.
     Section 1.2 Definitions. The terms defined in Article 10 and in the Exhibits and Appendices hereto will have the meanings therein specified for purposes of this Agreement.

2.	THE LOAN FACILITY
     Section 2.1 Loan. Subject to the terms and conditions set forth herein, the Lender agrees to make a loan (the “Loan”) to the Borrower on the Closing Date in an aggregate amount not to exceed the Commitment. Once repaid or prepaid, the Loan made hereunder may not be reborrowed.
     Section 2.2 Accrual and Payment of Interest; Repayment of Principal.
     (a) The Loan shall bear interest at a rate per annum equal to 12% (the “Loan Interest Rate”). Except as set forth in Section 2.2(b), interest on the Loan shall be payable in cash. Interest on the Loan shall accrue from and including the Closing Date to but excluding the date of any repayment thereof and, subject to Section 2.2(b) below, cash interest shall be payable (i) in arrears on each Cash Interest Payment Date commencing with the Cash Interest Payment Date occurring on March 31, 2010 and ending on the last Cash Interest Payment Date prior to the Maturity Date and (ii) on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and after such maturity, on demand. Interest payable in cash or as a PIK Payment (as defined below) shall accrue at the Loan Interest Rate.
     (b) With respect to any Cash Interest Payment Date on or prior to December 22, 2011, the Borrower may elect, in a notice given to the Lender not less than two (2) Business Days prior to the applicable Cash Interest Payment Date (a “PIK Notice”), that such interest shall instead be “paid-in-kind” by being capitalized and added to the outstanding principal balance of the Loan on the subject Cash Interest Payment Date (such that the same amount will no longer constitute accrued and unpaid interest but instead will be part of the principal of the Loan for all purposes), in which event such interest shall be so payable (each, a “PIK Payment”). Such election shall remain in effect for each subsequent Cash Interest Payment Date on or prior to December 22, 2011, unless and until it is superseded by a notice to the contrary from the Borrower to the Lender given not less than two (2) Business Days prior to the first Cash Interest Payment Date in which such superseding election is to take effect. Unless the context otherwise requires, for all purposes hereof, references to “principal amount” of the Loan shall refer to the original principal amount of the Loan plus any increase in the principal amount of the outstanding Loan as a result of a PIK Payment. Notwithstanding anything to the contrary contained herein, on the Closing Date the Borrower shall be deemed to have given to the Lender a PIK Notice in respect of the initial Cash Interest Payment Date hereunder.
     (c) The Borrower hereby unconditionally promises to pay the Lender the aggregate principal amount of the Loan outstanding (which, for the avoidance of doubt, shall equal an aggregate principal amount of $10,000,000), plus any increase in the principal amount of the outstanding Loan as a result of PIK Payments, less any repayments prior to the Maturity Date, on the following dates in the respective amounts set forth opposite such dates:

Date	Amount
December 31, 2011	$500,000
December 31, 2012	$1,000,000
December 31, 2013	$1,100,000
December 22, 2014	$7,400,000
     Section 2.3 Optional Prepayments. The Borrower may voluntarily prepay the Loan, in whole or in part, together with all accrued but unpaid interest on the amount being prepaid and, in the case of any prepayment in whole, all other fees and other amounts payable hereunder, without premium or penalty, by irrevocable written notice to the Lender given not later than 10:00 a.m. (New York time) at least three (3) Business Days prior to the proposed date of prepayment, specifying the proposed date of prepayment of the Loan. Each prepayment of the Loan pursuant to this Section 2.3 shall be applied to the outstanding principal amount thereof in the direct order of maturity of the installments due thereunder as set forth in Section 2.2(c).
     Section 2.4 Mandatory Prepayments. Within two (2) Business Days following receipt thereof by or on behalf of the Borrower, the Borrower shall prepay the Loan, together with all accrued but unpaid interest on the amount prepaid, in an amount equal to (i) the Tax Refunds Percentage of any tax refunds received by or on behalf of the Borrower with respect to tax returns filed for the tax year ending December 31, 2010 and tax returns filed for any tax year thereafter, (ii) the Net Proceeds Percentage of the Net Proceeds (in an aggregate amount not to exceed the Annual Net Proceeds Cap during any calendar year) received from any sale, transfer, assignment or other disposition of (A) any of the Equity Interests or (B) any other property or assets of the Borrower (other than (x) the personal residences of either of the Borrowers, (y) the Vineyard Interests or (z) any property or assets having a fair market value in an aggregate amount not to exceed the Net Proceeds Threshold), in each case, to the extent any such sale, transfer, assignment or other disposition is permitted pursuant to Section 6.5, (iii) the Tax Distributions Percentage of all Tax Distributions; and (iv) the Extraordinary Distributions Percentage of all Extraordinary Distributions. The Borrower shall, promptly upon the Borrower obtaining knowledge of the likely occurrence of any such prepayment, provide notice thereof to Lender, specifying the nature and amount of any such anticipated prepayment.
     Section 2.5 Evidence of Debt. The Loan and all payments with respect thereto shall be evidenced by a promissory note in the form of Exhibit A hereto (the “Note”). Such promissory note (including any appendices thereto and any endorsements or other recordation of the date, amount and maturity of the Loan thereon) shall be conclusive evidence absent manifest error, of the amount of the Loan made by the Lender to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.
     Section 2.6 Computation of Interest and Fees. All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on the Loan for the day on which the Loan is made, and shall not accrue on the Loan, or any portion thereof, for the day on which the Loan or such portion is paid.

     Section 2.7 Payments Generally. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Lender in Dollars and in immediately available funds not later than 1:00 p.m. (New York time) on the date specified herein to the Lender’s account specified below the Lender’s signature hereto or as otherwise specified by the Lender from time to time. All payments received by the Lender after 1:00 p.m. (New York time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
     Section 2.8 No Set-off or Withholding. All payments by the Borrower to the Lender hereunder shall be made to the Lender in full without condition or reduction for any counterclaim, defense, recoupment or setoff and free and clear of and exempt from, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or charges of whatsoever nature imposed by any Governmental Authority or any taxing authority thereof.
     Section 2.9 Default Interest. If any amount payable by the Borrower under any Transaction Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a rate per annum at all times equal to the Default Rate, to the fullest extent permitted by applicable Laws, until payment in full thereof. Any such amounts (including interest on past due interest) shall be due and payable upon the written demand of the Lender. Furthermore, while any Event of Default has occurred and is continuing (including as a result of the commencement of any proceeding under any applicable Debtor Relief Law), the Borrower shall pay interest on all outstanding Obligations hereunder at the Default Rate, to the fullest extent permitted by applicable Laws.
     Section 2.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Transaction Document, the interest paid or agreed to be paid under the Transaction Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loan or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged or received by the Lender exceeds the Maximum Rate, the Lender may, to the extent permitted by applicable Law, (i) characterize any payment that is not principal as an expense, fee or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
3.	CLOSING CONDITIONS; CONDITIONS PRECEDENT TO THE LOAN
     Section 3.1 Conditions Precedent to the Loan. This Agreement shall become effective upon, and the obligation of the Lender to make the Loan hereunder on the Closing Date is subject to, the satisfaction of the following conditions precedent:

(a)	Transaction Documents. Each of the Transaction Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect. The Lender shall have received a fully executed counterpart of each such document;
(b)	Certified Copies of Organizational Documents. The Lender shall have received from the Trust, copies, certified as of a recent date by the trustee thereof to be true and correct, of the Organizational Documents for the Trust;
(c)	Performance: No Default. The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date (i) there shall exist no Default or Event of Default, and no Default or Event of Default would result from such proposed Loan and (ii) there shall exist no Default or Event of Default (as such terms are defined in the 2009 Adams Credit Agreements);
(d)	Consents. The Lender shall have received evidence satisfactory to the Lender that all necessary consents required to be obtained by the Borrower in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents have been obtained;
(e)	Exclusivity Agreement Amendment. The Lender and FreedomRoads, LLC and other affiliated entities of FreedomRoads, LLC shall have entered into an amendment to the Exclusivity Agreement, in the form attached hereto as Exhibit B;
(f)	Bank of America Agreements. The Borrower shall have delivered to the Lender a complete and correct copy of the Bank of America Agreements, which shall be in full force and effect as of the Closing Date;
(g)	Amendments to the 2009 Adams Credit Agreements. The Lender, Adams and the Trust shall have entered into amendments to the 2009 Adams Credit Agreements in the form attached hereto as Exhibit C;
(h)	FreedomRoads Equity Contribution. The Lender shall have received evidence satisfactory to the Lender that FreedomRoads has made a $5,000,000 equity contribution to FreedomRoads, LLC;
(i)	Legal Opinion. The Lender shall have received a legal opinion in the form and substance satisfactory to the Lender;
(j)	No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of the Lender would make it illegal for the Lender to make the Loan; and
(k)	Governmental Regulation. The Lender shall have received (i) such information as the Lender is required to obtain, verify and record identifying the Borrower, which information may include the legal name, address, social security number or tax ID number and date of birth of the Borrower and any other information required by the Lender for purposes of identifying the Borrower in accordance and in compliance with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and (ii) such other information and documents in substance and form reasonably satisfactory to the Lender as the Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System with respect to the transactions contemplated hereby.
4.	REPRESENTATIONS AND WARRANTIES
     So long as the Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower represents and warrants to the Lender that:
     Section 4.1 Existence, Qualification and Power. The Borrower has all requisite capacity, power and authority to execute, deliver and perform his obligations under the Transaction Documents to which the Borrower is a party.
     Section 4.2 Authorization; No Contravention. The execution and delivery of, and the performance by the Borrower of his obligations under, each Transaction Document to which the Borrower is party, do not and will not (i) conflict with, or result in any breach or contravention of, or the creation of any Lien under, (A) any Contractual Obligation to which the Borrower is a party or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or the Borrower’s property is subject; or (ii) violate any Law applicable to the Borrower.
     Section 4.3 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Transaction Document to which such Person is a party.
     Section 4.4 Binding Effect. This Agreement has been, and each other Transaction Document to which the Borrower is a party, when executed and delivered, will have been, duly executed and delivered by the Borrower. This Agreement constitutes, and each such other Transaction Document when so delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by Debtor Relief Laws and by general principles of equity.
     Section 4.5 Absence of Litigation. There are no actions, suits, proceedings or claims, pending or, to the Borrower’s knowledge, threatened or contemplated, at law, in equity, in arbitration or by or before any Governmental Authority, by or against the Borrower, that (i) purport to affect or pertain to this Agreement or any other Transaction Document, or any of the transactions contemplated hereby or (ii) except for the matters set forth on Schedule 4.5, either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. There are no unsatisfied judgments, final orders or awards outstanding against or affecting the Borrower or any of the Borrower’s property.

     Section 4.6 No Default. The Borrower is not in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default (i) has occurred and is continuing or (ii) would result from the consummation of the transactions contemplated by this Agreement or any other Transaction Document.
     Section 4.7 Ownership of Property; No Other Liens; Equity Interests, Etc.. The Adams Borrower owns all of the assets reflected in the balance sheet of the Adams Borrower as of September 30, 2009 and Lemonis owns all of the assets reflected in the balance sheet of Lemonis as of September 30, 2009, respectively, or acquired since those dates (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no Liens except Permitted Liens. The Borrower has provided to the Lender in writing on or prior to the date hereof a true and correct list of all Equity Securities owned of record or beneficially by the Borrower or in which the Borrower has any economic interest, in each case other than any Equity Securities that are publicly traded on a national securities exchange (the “Equity Disclosure”). The Equity Disclosure also sets forth the equity ownership structure of each of FreedomRoads, Affinity and AOA, setting forth, for each such company and its parent companies, if any, (i) the authorized capital stock; (ii) the number of Equity Securities of each class and series of capital stock issued and outstanding; and (iii) the number and percentage of Equity Securities of each class and series of capital stock owned of record or beneficially by the Borrower and others and, to the extent not wholly owned directly or indirectly by any such entity, the information specified in clauses (i), (ii) and (iii) above for each of the subsidiaries of each such company. Except as set forth in the Equity Disclosure, for each of FreedomRoads, Affinity and AOA and their respective parent companies, if any, there are no (A) outstanding obligations, options, warrants, convertible securities, exchangeable securities, securities or rights that are linked to the value of the capital stock of such company or other rights, agreements or commitments relating to the capital stock of such company or obligating such company to issue or sell or otherwise transfer shares of capital stock of such company or any securities convertible into or exchangeable for any shares of capital stock of such Company, (B) outstanding obligations of such company to repurchase, redeem or otherwise acquire shares of its capital stock, (C) voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of shares of capital stock of such company, or (D) rights of first refusal, preemptive rights, subscription rights or any similar rights under any provision of the applicable law, the organizational documents of such company or any contract or agreement to which such company or any of its subsidiaries is a party or by which any of its or their respective assets are bound.
     Section 4.8 Financial Statements of the Borrower. The Borrower has delivered to the Lender true, correct and complete copies of the following: (a) a balance sheet of the Adams Borrower as of September 30, 2009; (b) a balance sheet of Lemonis as of September 30, 2009, and (c) a copy of the U.S. federal income tax returns of the Adams Borrower for the year 2008, together with all schedules thereto (including Schedule K-1).
     Section 4.9 No Material Changes. Since September 30, 2009, except as disclosed on Schedule 4.9, there has occurred no change that has had or could reasonably be expected to have a Material Adverse Effect.

     Section 4.10 Disclosure. The Borrower has disclosed to the Lender all agreements, instruments, other Contractual Obligations and all corporate or other restrictions to which the Borrower is subject, and all other matters known to the Borrower, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other written information furnished by or on behalf of the Borrower to the Lender in connection with the transactions contemplated hereby and the negotiation of the Transaction Documents or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or, when taken as a whole, omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Section 4.11 Compliance with Laws, Etc. The Borrower is not in violation of any decree, order, judgment, statute, license, rule or regulation in a manner that, in any of the foregoing cases, has resulted or could reasonably be expected to result in a Material Adverse Effect.
     Section 4.12 Tax Status. The Borrower (a) has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which he is subject and (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings. There are no unpaid taxes in any material amount claimed to be due from the Borrower by the taxing authority of any jurisdiction, and the Borrower knows of no basis for any such claim.
     Section 4.13 Other Indebtedness. Except as disclosed in writing by the Borrower to the Lender on or prior to the date hereof, the Borrower does not have any outstanding Indebtedness (including without limitation any Guarantees) (the “Debt Disclosure”). The Debt Disclosure sets forth a true and correct list of all such Indebtedness, setting forth the principal amount, interest rate and maturity date of all such Indebtedness. The Borrower is not in default of the payment of any Material Financial Obligation to which he or it, as applicable, is a party. The Borrower is not a party to or bound by any agreement, instrument or indenture that requires the subordination in right or time or payment of any of the Obligations to any other indebtedness or obligation of the Borrower.
     Section 4.14 Use of Proceeds. The proceeds of the Loan shall be applied solely in compliance with Section 5.7 of this Agreement.
5.	AFFIRMATIVE COVENANTS
          So long as the Loan, the Note or any other Obligation hereunder shall remain outstanding:
     Section 5.1 Financial Statements; Certificates; Other Information The Borrower shall deliver to the Lender, in form and detail reasonably satisfactory to the Lender:
(a)	as soon as available, but in any event not later than May 31 in each year, the annual financial statements of the Adams Borrower and Lemonis on the form acceptable to the Lender, in its sole discretion, at and as of and for the annual period ending on December 31 of the immediately preceding calendar year; provided, however, for purposes hereof, the form of financial statement at and as of September 30, 2009 delivered to Lender shall be deemed acceptable to Lender;
(b)	within fifteen (15) days of filing, copies of the U.S. federal income tax return with respect to each of Adams, the Trust and Lemonis, together with all schedules thereto (including, if applicable, Schedule K-1), and, if requested by the Lender, copies of any extensions of any applicable filing date;
(c)	as soon as practicable, but in any event not later than one hundred twenty (120) days after the end of each fiscal year, the audited balance sheet of FreedomRoads, and one hundred twenty (120) days after the end of each fiscal year, the audited balance sheets of each of AOALP, AGHI and AGI at the end of such fiscal year, in each case, prepared on a consolidated and consolidating basis, and the related audited statements of income, changes in shareholder’s equity and cash flows for such fiscal year, each setting forth in comparative form the figures for the previous fiscal year, with all such statements to be in reasonable detail, prepared in accordance with applicable Appropriate Accounting Principles, and accompanied by an auditor’s report prepared without qualification (except for qualifications in connection with matters that have been disclosed to the Lender in writing) by a nationally recognized account firm;
(d)	as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year, the unaudited balance sheets of each of Affinity and AOA at the end of such fiscal year, in each case, prepared on a consolidated and consolidating basis, and the related unaudited statements of income, changes in shareholder’s equity and cash flows for such fiscal year, each setting forth in comparative form the figures for the previous fiscal year, with all such statements to be in reasonable detail, prepared in accordance with applicable Appropriate Accounting Principles, in each case, certified and accompanied by a certificate of the chief financial officer of such company to the effect that such financial statements have been prepared in accordance with applicable Appropriate Accounting Principles consistently applied and present fairly, in all material respects, the financial condition, the results of operations and cash flows of such company at and for the fiscal year then ended;
(e)	as soon as possible, within forty-five (45) days after the end of each fiscal quarter, (i) a consolidated balance sheet and related statements of operations and cash flows showing the financial position of each of FreedomRoads, AOALP, AGHI and AGI and, to the extent prepared, Affinity and AOA, as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then elapsed portion of the fiscal year, in each case, certified and accompanied by a certificate of the chief financial officer of such company to the effect that such financial statements have been prepared in accordance with applicable Appropriate Accounting Principles consistently applied and present fairly, in all material respects, the financial condition, the results of operations and cash flows of such company for such fiscal quarter and such elapsed portion of such fiscal year then ended, (ii) capital balance statements regarding the Borrower’s ownership interest in FreedomRoads, AOALP, AGHI and AGI and, to the extent prepared, Affinity and AOA, at the end of such calendar quarter and (iii) a compliance certificate from each of Adams, the Trust and Lemonis in the form of Exhibit D hereto certifying that (A) the representations and warranties of the Borrower set forth in the Agreement and the other Transaction Documents, including without limitation the representations and warranties set forth in Article 4 of this Agreement, are true and correct, (B) the Borrower performed and observed each covenant and condition of this Agreement and the Transaction Documents applicable to it or him, (C) the information set forth in the Equity Disclosure and the Debt Disclosure, as may be updated by the Borrower, is true and correct, and (D) no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taking with respect thereto;
(f)	immediately upon receipt, copies of any material notices, certificates, reports, requests, demands or other instruments (including without limitation any notice of default, acceleration or the exercise or threat of exercise of any remedies under the Loan documents) furnished or delivered to Borrower under or in any way relating to any Material Financial Obligation of Borrower.
(g)	promptly upon request, such other information as the Lender may from time to time reasonably request to ascertain the financial condition or creditworthiness of the Borrower.
          All written information furnished on or after the date hereof by the Borrower to the Lender in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby shall be true, correct and accurate in every material respect and shall not omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they are made, not misleading, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified.
     Section 5.2 Punctual Payment. The Borrower shall duly and punctually pay or cause to be paid the principal and interest on the Loan and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Note as well as all other sums owing pursuant to the Transaction Documents.
     Section 5.3 Discharge of Obligations. The Borrower will pay and discharge, as the same shall become due and payable, all material obligations and liabilities of the Borrower.
     Section 5.4 Taxes. The Borrower will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon him and upon any of his properties, or any part thereof, or upon the income or profits therefrom as well as all material claims for labor, materials, or supplies that if unpaid might by law become a Lien upon any of his property (other than a Permitted Lien);

provided, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings.
     Section 5.5 Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will comply with in all respects with, (i) all applicable Laws now or hereafter in effect applicable to the Borrower, (ii) all agreements and instruments to which he is a party or by which he or any of his properties may be bound, (iii) all applicable decrees, orders, and judgments applicable to the Borrower, and (iv) all licenses and permits required by applicable Laws for the conduct of his business or the ownership, use or operation of his properties, unless the failure to do any of the foregoing could not reasonably be expected to result in a Material Adverse Effect.
     Section 5.6 Further Assurances. The Borrower will cooperate with the Lender and execute such further instruments and documents as the Lender shall reasonably request to carry out to its satisfaction the transactions contemplated by this Agreement, and the other Transaction Documents.
     Section 5.7 Use of Proceeds. The proceeds of the Loan will be used solely to make a loan to ITM2, the proceeds of which loan shall be used solely to make an equity contribution in FreedomRoads LLC to be used for working capital purposes of FreedomRoads LLC. The Borrower shall deliver to the Lender evidence of the use of the proceeds of the Loan immediately after the application thereof on or after the Closing Date.
     Section 5.8 Notices. Upon the Borrower obtaining knowledge thereof, promptly notify the Lender of:
(a)	the occurrence of any Default or Event of Default;
(b)	within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or, to the Borrower’s knowledge, FreedomRoads, Affinity or AOA or any of their respective Affiliates to which the Borrower or, to the Borrower’s knowledge, FreedomRoads, Affinity or AOA or any of their respective Affiliates is or is to become a party involving an uninsured claim against the Borrower or, to the Borrower’s knowledge, FreedomRoads, Affinity or AOA or any of their respective Affiliates that could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Lender in writing, in form and detail satisfactory to the Lender, within ten (10) days of any judgment not covered by insurance, whether final or otherwise, against the Borrower or, to the Borrower’s knowledge, FreedomRoads, Affinity or AOA or any of their respective Affiliates; and
(c)	any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect.
     Section 5.9 Exclusivity Agreement. The Borrower shall cause FreedomRoads, LLC at all times to perform its obligations under the Exclusivity Agreement.

6. NEGATIVE COVENANTS
     So long as the Loan, Note or other Obligation hereunder shall remain outstanding:
     Section 6.1 Restrictions on Indebtedness. The Borrower shall not create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:
(a)	Indebtedness to the Lender arising under any of the Transaction Documents;
(b)	Indebtedness arising under the 2009 Adams Credit Agreements;
(c)	Indebtedness of any Borrower consisting of mortgage Indebtedness secured solely by such Borrower’s ownership interest in such Borrower’s personal residence or residences;
(d)	Indebtedness existing on the date hereof, as disclosed in writing by the Borrower to the Lender on or prior to the date hereof in the Debt Disclosure, and any refinancing or replacement thereof that does not increase the principal amount thereunder; and
(e)	other Indebtedness, in an aggregate principal amount not exceeding the amount set forth on Schedule 6.1(e) at any time outstanding.
     Section 6.2 Liens. The Borrower shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of his property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)	Liens on properties to secure taxes, assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not overdue;
(b)	Liens on properties or any interest therein (including the rents, issues and profits therefrom) in respect of Permitted Indebtedness;
(b)	Liens on properties consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s liens, and other minor non-monetary liens or encumbrances none of which interferes materially with the use of the property affected; and
(c)	Liens consisting of mortgages on the personal residence or residences of any Borrower securing Indebtedness referred to in Section 6.1(c).
     Section 6.3 Trust Agreements. The Adams Borrower shall not consent in any way to any modification, amendment, cancellation, release, surrender or termination of any of the Organizational Documents of the Trust, if any such action could reasonably be expected to have a Material Adverse Effect, or to the dissolution, liquidation, redemption, cancellation, winding-up or expiration of the Trust.

     Section 6.4 Restrictions on Transfer. The Borrower will not, directly or indirectly, make or permit to be made, by voluntary or involuntary means, any sale, transfer, assignment or other disposition of any property or assets of the Borrower, including without limitation any assignment or transfer to a member of the Borrower’s family, charitable organization, a trust established for the benefit of a member of the Borrower’s family, an Affiliate of the Borrower or any other Person; provided, however, that (i) the Adams Borrower may assign or transfer to a member of Adams’ family or a trust established for the benefit of a member of Adams’ family solely for estate planning purposes (A) any Excluded Assets or (B) any of the Adams Borrower’s other assets having a fair market value in an aggregate amount (together with any charitable contributions made under clause (ii) below) not to exceed the amount set forth on Schedule 6.4, (ii) the Adams Borrower may make charitable contributions from his or its assets, as applicable, having a fair market value in an aggregate amount (together with any assets of the Adams Borrower assigned or transferred pursuant to clause (i)(B) above) not to exceed the amount set forth on Schedule 6.4, and (iii) the Borrower may sell, transfer, assign or otherwise dispose to any Person, in each case on an arms-length-basis and for fair market value, (A) any of the Equity Interests or (B) any other property or assets of the Borrower, provided that the proceeds of any such sale, transfer, assignment or disposition under this clause shall be applied to the prepayment of the Loan in an amount and to the extent required pursuant to Section 2.4 and provided, further, that the Borrower may use any cash not required to be applied to the prepayment of the Loan pursuant to Section 2.4 to repay any Permitted Indebtedness, to pay for ordinary living expenses of the Borrower and the Borrower’s family, and to purchase assets on an arms-length-basis and for fair market value.
     Section 6.5 Restrictions on Repurchased Interests. The Borrower will not, directly or indirectly, by voluntary or involuntary means, make any purchase or other acquisition (whether for cash, as an incurrence of Indebtedness by Borrower or for other valuable consideration) of assets that were previously assigned or transferred by the Borrower to a member of the Borrower’s family, a trust established for the benefit of a member of the Borrower’s family for estate planning purposes or otherwise as a charitable contribution for consideration in excess of the consideration received by or on behalf of the Borrower in connection with such previous assignment or transfer, in each case without the prior written consent of the Lender.
7. EVENTS OF DEFAULT AND REMEDIES
     Section 7.1 Events of Default. Any of the following shall constitute an “Event of Default”:
(a)	Payment Default. The Borrower shall fail to pay (A) any principal of the Loan when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment or (B) any interest on the Loan, or any other fees or sums due hereunder or under any of the other Transaction Documents when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment; or

(b)	Specific Covenants. The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.4, 5 or 6; or
(c)	Other Defaults. The Borrower shall fail to perform any other term, covenant or agreement (not specified in subsection (a) or (b) above) contained herein or in any Transaction Document to be performed or observed by the Borrower and such failure continues for fifteen (15) days after notice thereof; or
(d)	Representations and Warranties. Any representation or warranty made by or on behalf of the Borrower in this Agreement or any other Transaction Document, or in any report, certificate, financial statement, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan or any of the other Transaction Documents shall prove to have been incorrect or false in any material respect upon the date when made or deemed to have been made or repeated; or
(e)	Cross Payment Default. (A) The Borrower shall fail to make any payment when due (whether by scheduled maturity, required prepayment, margin call, acceleration, demand or otherwise but after giving effect to any applicable grace period) in respect of any Indebtedness (other than Indebtedness hereunder or Indebtedness under either of the 2009 Adams Credit Agreements) having an aggregate notional or principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) equal to or more than the Threshold Amount (“Material Financial Obligations”), or (B) the Borrower shall fail to observe or perform any other agreement or condition relating to any such Material Financial Obligation, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, which results in the acceleration of such Material Financial Obligation prior to its stated maturity; or
(f)	Insolvency Proceedings, Etc. (A) The Adams Borrower institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for the Adams Borrower for all or any material part of the property of the Adams Borrower; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of the Adams Borrower and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to such Person or to all or any material part of the property of the Adams Borrower is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding, or (B) Lemonis institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for Lemonis for all or any material part of the property of Lemonis; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of Lemonis and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to such Person or to all or any material part of the property of Lemonis is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding, provided that no Event of Default under this clause (B) shall occur unless any such action, occurrence, event or condition has had or is reasonably likely to have a Material Adverse Effect on the Borrower, taken as a whole; or
(g)	Inability to Pay Debts; Attachment. (A) (i) The Adams Borrower becomes unable or admits in writing his or its inability or fails generally to pay his or its respective debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Adams Borrower and is not released, vacated or fully bonded within thirty (30) days after its issue or levy, or (B) (i) Lemonis becomes unable or admits in writing his inability or fails generally to pay his debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of Lemonis and is not released, vacated or fully bonded within thirty (30) days after its issue or levy, provided that no Event of Default under this clause (B) shall occur unless any such action, occurrence, event or condition has had or is reasonably likely to have a Material Adverse Effect on the Borrower, taken as a whole; or
(h)	Invalidity of Transaction Documents. Any of the Transaction Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lender, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Transaction Documents shall be commenced by or on behalf of the Borrower or any Governmental Authority of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Transaction Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or the Borrower denies that he or it, as applicable, has any further liability or obligation under any Transaction Document, or purports to revoke, terminate or rescind any Transaction Document; or
(i)	Material Adverse Change, etc. Any event shall occur which has had or is reasonably likely to have a Material Adverse Effect on either (A) the Adams Borrower or (B) the Borrower, taken as a whole; or
(j)	Criminal Proceedings. (A) The Adams Borrower shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of the Adams Borrower which in the good faith judgment of the Lender could have a Material Adverse Effect on the Adams Borrower or (B) Lemonis shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of Lemonis which in the good faith judgment of the Lender could have a Material Adverse Effect on the Borrower, taken as a whole; or
(k)	Death; Permanent Disability. Either Adams or Lemonis shall die or suffer a Permanent Disability; or
(l)	Other Defaults. Any Event of Default (as defined in any of the other Transaction Documents) shall occur and be continuing; or
(m)	2009 Adams Credit Agreements. An Event of Default (as defined in either of the 2009 Adams Credit Agreements) has occurred and is continuing; or
(n)	Certain Agreements. The Exclusivity Agreement shall be amended, modified, waived, canceled, terminated, revoked or rescinded without the express prior written agreement, consent or approval of the Lender; or
(o)	Bank of America Credit Agreement. FreedomRoads, LLC or any of its Affiliates shall fail to observe or perform any covenant, agreement or condition relating to the Bank of America Credit Agreement, or any other event or breach occurs, the effect of which has resulted in the acceleration of the Indebtedness of FreedomRoads, LLC or any of its Affiliates under the Bank of America Credit Agreement prior to its stated maturity; or
(p)	Exclusivity Agreement. FreedomRoads, FreedomRoads, LLC or any of the other FreedomRoads entities party thereto shall fail to observe or perform any covenant, agreement or condition set forth in the Exclusivity Agreement.
     Section 7.2 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Lender may take any or all of the following actions:
(a)	declare the unpaid principal amount of the outstanding Loan, all interest accrued and unpaid thereon, and all other fees and other amounts owing or payable hereunder or under any other Transaction Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and
(b)	exercise all rights and remedies available to it under the Transaction Documents or applicable Law;
provided, however, that (i) if either an Event of Default under Section 7.1(k) with respect to Adams only or an Event of Default under Section 7.1(m) has occurred and for as long as such any such Event of Default is the only Event of Default that is then continuing, the Lender shall not exercise any of its rights and remedies under Section 7.2(b) with respect to Lemonis or any of his assets and the Lender’s rights and remedies under Section 7.2(b) shall be limited to Adams and the Trust and their respective assets or (ii) if an Event of Default under Sections 7.1(e), 7.1(f), 7.1(g), 7.1(i) or 7.1(j) with respect to Adams or the Adams Borrower only has occurred and for as long as any such Event of Default is the only Event of Default that is then continuing, Lemonis shall have no liability to the Lender in respect of any amounts of principal or interest due under the outstanding Loan. For the avoidance of doubt, except as expressly set forth in this Section 7.2, nothing contained herein shall limit the liability of the Borrower or the recourse of the Lender to the Borrower in respect of the Obligations.
8. MISCELLANEOUS
     Section 8.1 Designation of Borrower Representative. Each of the Adams Borrower and Lemonis hereby irrevocably designates and appoints Adams to act as his agent and representative (in such capacity, the “Borrower Representative”) for all purposes of this Agreement and under the other Transaction Documents, provided, however, that nothing in this Section 8.1 shall in any way limit the obligations of each of the persons and entities comprising the Borrower as joint and several borrowers hereunder. The Borrower Representative may be changed by the mutual agreement of the Adams Borrower and Lemonis upon prior notice to, and with the prior written consent of, the Lender.
     Section 8.2 Amendments, etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Lender and the Borrower affected thereby, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     Section 8.3 Notices and Other Communications. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission and electronic mail) and delivered to such numbers or addresses set forth below each party’s signature hereto or as given from each party to the other in writing from time to time; provided that electronic mail may be used only to distribute routine communications, such as financial statements and other information as provided in Sections 5.1 and 5.8. All notices and other communications shall be deemed to be effective upon receipt. The Lender shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.
     Section 8.4 No Waiver; Cumulative Remedies. No failure by the Lender to exercise, and no delay by the Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
     Section 8.5 Expenses. The Borrower agrees to pay (a) all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and costs, which attorneys may be employees of the Lender and the fees and costs of appraisers, investment bankers or other experts retained by the Lender) incurred by the Lender in connection with the enforcement of or preservation of rights under any of the Transaction Documents against the Borrower or the administration thereof after the occurrence of a Default or Event of Default and (b) all reasonable fees, expenses and disbursements of the Lender incurred in connection with UCC searches or UCC filings. This

Section 8.5 shall survive payment in full of the Obligations and termination of the Commitment. Except as provided herein, all such amounts shall be payable within ten (10) Business Days after demand therefor.
     Section 8.6 Indemnification. The Borrower agrees to indemnify and hold harmless the Lender and its respective Affiliates, directors, officers, employees, counsel, agents, attorneys-in-fact and each Person who controls the Lender (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind or nature whatsoever arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby and thereby including, without limitation (a) any brokerage, finders or similar fees asserted against any Person indemnified under this Section 8.6 based upon any agreement, arrangement or action made or taken, or alleged to have been made or taken, by the Borrower, (b) any actual or proposed use by the Borrower of the proceeds of any of the Loan, or (c) the Borrower entering into or performing this Agreement or any of the other Transaction Documents to which he or it is a party; provided that the Borrower shall not be liable for any of the foregoing to the extent the same shall have resulted from the gross negligence or willful misconduct of any Indemnitee. In litigation, or the preparation therefor, the Lender shall be entitled to select a single nationally recognized law firm as its own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel together with local counsel (if necessary). If and to the extent that the obligations of the Borrower under this Section 8.6 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable Law. The provisions of this Section 8.6 shall survive the payment in full of the Obligations and termination of the Commitment.
     Section 8.7 Survival of Representations, etc.. All representations and warranties made herein, in the Note, in any of the other Transaction Documents or in any documents or other papers delivered by or on behalf of the Borrower pursuant hereto or thereto shall be deemed to have been relied upon by the Lender, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lender of any of the Loan, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Note or any of the other Transaction Documents remains outstanding or the Lender has any obligation to make the Loan. The indemnification obligations of the Borrower provided herein and the other Transaction Documents shall survive the full repayment of amounts due and the termination of the obligations of the Lender hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to the Lender at any time by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by or on behalf of the Borrower hereunder.
     Section 8.8 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Lender, or the Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.
     Section 8.9 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of his rights or obligations hereunder without the prior written consent of the Lender and (ii) the Lender may not assign or otherwise transfer any of its rights or obligations hereunder except (A) to any Affiliate of the Lender or any Person sponsored, administered or managed by the Lender or any Affiliate thereof or any other Person (other than a natural person) approved by the Borrower, (such approval not to be unreasonably withheld or delayed) unless an Event of Default has occurred and is continuing, in which event no such approval shall be required; or (B) by way of pledge or assignment of a security interest in all or any portion of its rights under this Agreement (including the Note) to secure obligations of the Lender (and any other attempted assignment or transfer by any party hereto shall be null and void).
     Section 8.10 No Third Party Beneficiary. Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     Section 8.11 Set-off. In addition to any rights and remedies of the Lender provided by law, upon the occurrence and during the continuance of any Event of Default, the Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, or indebtedness or other obligation at any time owing by, the Lender to or for the credit or the account of the Borrower against any and all Obligations owing to the Lender hereunder or under any other Transaction Document, now or hereafter existing, irrespective of whether or not the Lender shall have made demand under this Agreement or any other Transaction Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit, indebtedness or obligation. The Lender agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.
     Section 8.12 Counterparts; Integration. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement, together with the other Transaction Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.
     Section 8.13 Survival. Notwithstanding any provision to the contrary, (i) all representations and warranties made hereunder and in any other Transaction Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof and (ii) the provisions of Section 8.5 and 8.6 shall survive any termination of this Agreement.
     Section 8.14 Severability. If any provision of this Agreement or the other Transaction Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Transaction Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 8.15 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
     Section 8.16 Jurisdiction. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court and each state court in the City and County of New York for the purposes of all legal proceedings arising out of or relating to any of the Transaction Documents or the transactions contemplated thereby. The Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower at his address set forth beneath his signature hereto. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which he may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
     Section 8.17 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OR RELATED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 8.18 Confidentiality. Each party agrees to, and shall cause its directors, officers, employees, agents, advisors and representatives to, hold confidential and not use in any manner all information they may have or obtain concerning such other party or any of its subsidiaries and their respective assets, business, operations, financial performance or prospects, including, but not limited to, information contained in the Schedules referred to in this Agreement (other than the information (a) is already in such party’s possession, provided that such information is not subject to another confidentiality agreement with or other obligation of secrecy to any person, (b) is or becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by such party, (c) has been independently developed by such party without violating this Section 8.18 or (d) is or becomes available to such party on a non-confidential basis from a source other than any of the parties hereto, provided that such source is not known by such party to be bound by a confidentiality agreement with or other obligation of secrecy to any person); provided, however, that nothing herein shall prevent any party hereto from disclosing such information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (iii) to the extent required by law or regulation or rule of any stock exchange, (iv) to the extent necessary in connection with any suit, action or proceeding relating to this Agreement or the exercise of any remedy hereunder, and (v) to such party’s its directors, officers, employees, agents, advisors and representatives that need to know such information and who agree to keep such information confidential on the terms set forth in this Section 8.18 (it being understood and agreed that, in the case of clause (i), (ii) or (iii), unless prohibited by law, regulation, or any regulatory authority, to the extent not prohibited by applicable law, such party shall notify the other parties hereto of the proposed disclosure as far in advance of such disclosure as practicable and use reasonable efforts to ensure that any information so disclosed is accorded confidential treatment, when and if available).
9. DEFINITIONS; CONSTRUCTION
Except as otherwise set forth in the Exhibits or Appendices hereto, the following terms, as used herein, have the following meanings:
          “2009 Adams Credit Agreements” means, collectively, (i) that certain Credit Agreement, dated as of January 15, 2009, by and between the Lender, Adams and the Trust and (ii) that certain Credit Agreement, dated as of January 30, 2009, by and between the Lender, Adams and the Trust, each as may be amended, restated, supplemented or otherwise modified from time to time.
          “2009 FreedomRoads Notes” means, collectively, (i) that certain Note in the initial principal amount of $10,000,000 dated January 15, 2009 issued by FreedomRoads to Adams and (ii) that certain Note in the initial principal amount of $10,000,000 dated January 30, 2009 issued by FreedomRoads to Adams.
          “Affiliate” means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the stock, shares, voting trust certificates, beneficial interest, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member’s interest in a limited liability company or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing ten percent (10%) or more of the outstanding limited partnership interests, preferred stock or other ownership interests of such Person.
          “Affinity” means AGI Holding Corp.
          “AGHI” means Affinity Group Holding, Inc.

          “AGI” means Affinity Group, Inc.
          “Agreement” has the meaning specified in Section 1.1.
          “Annual Net Proceeds Cap” has the meaning specified in Schedule 2.4.
          “AOA” means AOA Top Tier Holding Co., L.P.
          “AOALP” means Adams Outdoor Advertising, Limited Partnership.
          “Appropriate Accounting Principles” means (i) generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied, or (ii) international accounting standards adopted by the International Accounting Standards Committee that are applicable to the circumstances as of the date of determination, consistently applied.
          “Bank of America Agreements” means (i) the Bank of America Credit Agreement and/or (ii) the Loan Documents (as such term is defined in the Bank of America Credit Agreement).
          “Bank of America Credit Agreement” means the Third Amended and Restated Credit Agreement dated as of the Closing Date among FreedomRoads, LLC, as borrower, Bank of America, N.A., as administrative agent, and the lenders and other parties party thereto (after giving effect to any amendment, supplement, restatement, waivers or forbearance as of or following the date hereof).
          “Borrower” shall have the meaning ascribed to such term in the introductory paragraph hereof.
          “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York.
          “Cash Interest Payment Date” means the last day of each March, June, September and December, beginning March 31, 2010, and the Maturity Date, or if such day is not a Business Day, the next preceding Business Day.
          “Closing Date” means December 22, 2009.
          “Commitment” means the obligation of the Lender to make the Loan under this Agreement in an aggregate principal amount not to exceed $10,000,000, in accordance with the terms of this Agreement.

          “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
          “Debt Disclosure” has the meaning specified in Section 4.13.
          “Debtor Relief Laws” means the Bankruptcy Code of the United States, if applicable, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
          “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
          “Default Rate” means, at any time, an interest rate equal to the Loan Interest Rate plus 2% per annum, to the fullest extent permitted by applicable Laws.
          “Dollar” and “$” mean lawful money of the United States.
          “Equity Interests” means, collectively, (i) any and all of the direct and indirect legal, equitable and beneficial ownership interests of the Borrower in FreedomRoads, Affinity or AOA and their respective parent companies, if any, and their respective successors and (ii) any and all of the direct, legal ownership interests of the Borrower in any subsidiary of FreedomRoads, Affinity or AOA or any of their respective successors.
          “Equity Disclosure” has the meaning specified in Section 4.7.
          “Equity Securities” means (i) with respect to any corporation, all shares, interests, participations or other equivalents of capital stock of such corporation (however designated), and any warrants, options or other rights to purchase or acquire any such capital stock and any securities convertible into or exchangeable or exercisable for any such capital stock, (ii) with respect to any partnership, all partnership interests, participations or other equivalents of partnership interests of such partnership (however designated), and any warrants, options or other rights to purchase or acquire any such partnership interests and any securities convertible into or exchangeable or exercisable for any such partnership interests and (iii) with respect to any limited liability company, all membership interests, participations or other equivalents of membership interests of such limited liability company (however designated), and any warrants, options or other rights to purchase or acquire any such membership interests and any securities convertible into or exchangeable or exercisable for any such membership interests.
          “Excluded Assets” means, collectively, (i) any and all direct and indirect legal, equitable and beneficial ownership interests of the Adams Borrower in FreedomRoads and any of its subsidiaries and (ii) any notes, instruments and other documents evidencing Indebtedness owed to the Adams Borrower by FreedomRoads or any of its subsidiaries, and all rights of the Adams Borrower in respect of such Indebtedness.

          “Exclusivity Agreement” means the Amended and Restated Dealer Exclusivity Agreement dated as of January 30, 2009 among the Lender, FreedomRoads, FreedomRoads, LLC and the other FreedomRoads entities party thereto (as amended, restated, supplemented or otherwise modified from time to time).
          “Extraordinary Distributions” means with respect to any of the Equity Interests, dividends or other distributions received by the Borrower or distributed or paid to another Person at the Borrower’s request or instruction from (i) asset sales outside the ordinary course of business (other than assets sales from the Vineyard Interests), (ii) recapitalizations (including leveraged recapitalizations) and (iii) the sale, transfer or other disposition of any of the capital stock of any subsidiary (in each case, other than Tax Distributions); provided, however, that Extraordinary Distributions for the purpose of this clause (A) shall exclude (x) any amounts received by or on behalf of the Borrower on account of such dividends or other distributions which are promptly (and in any event within ten (10) Business Days) (i) applied by the Borrower to the repayment of any Indebtedness of FreedomRoads, Affinity or AOA or any of their respective wholly-owned subsidiaries or (ii) contributed by the Borrower to the capital of FreedomRoads, Affinity or AOA or any of their respective wholly-owned subsidiaries and (y) any amounts received by or on behalf of the Borrower from Adams Ranch at Pumpkin Creek, Inc. and/or ASSKM Enterprises, LP (which entities are controlled by the Adams Borrower) to the extent such amounts constitute proceeds of the sale of ranch property owned by such entities in Miles (Custer County), Montana.
          “Extraordinary Distributions Percentage” has the meaning specified in Schedule 2.4.
          “Event of Default” has the meaning specified in Section 7.1.
          “Flow Through Entity” means an entity that is treated as a partnership not taxable as a corporation, a grantor trust or a disregarded entity for U.S. federal income tax purposes or subject to treatment on a comparable basis for purposes of state, local or foreign tax law.
          “FreedomRoads” means FreedomRoads Holding Company LLC, a Minnesota limited liability company.
          “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
          “Guarantee” means, as to any Person, (i) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness, Contractual Obligations or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (A) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, Contractual Obligations or other obligation, (B) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness, Contractual Obligations or other obligation of the payment or performance of such Indebtedness, Contractual Obligations or other obligation, (C) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, Contractual Obligations or other obligation, or (D) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness, Contractual Obligations or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (ii) any Lien on any assets of such Person securing any Indebtedness, Contractual Obligations or other obligation of any other Person, whether or not such Indebtedness, Contractual Obligations or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
          “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with Appropriate Accounting Principles: (i) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (ii) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and personal mortgages), (iv) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, (v) capital leases, (vi) all commitments of such Person to make an Investment in another Person, (vii) all obligations of such Person to post margin or collateral (however characterized) under any prime brokerage, securities account, options or similar agreements, and (viii) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.
          “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (i) the purchase or other acquisition of capital stock or other securities of another Person, (ii) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (iii) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.
          “ITM2” means ITM Holding Company #2, LLC, a Minnesota limited liability company.

          “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
          “Lender” shall have the meaning ascribed to such term in the introductory paragraph hereof.
          “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any holdback or flawed asset arrangement, conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).
          “Loan” has the meaning specified in Section 2.1.
          “Loan Interest Rate” has the meaning specified in Section 2.2(a).
          “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, properties, assets, liabilities (actual or contingent), or financial condition of the Borrower; (b) a material impairment of the ability of the Borrower to perform the Borrower’s obligations under any Transaction Document to which the Borrower is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Transaction Document to which the Borrower is a party.
          “Material Financial Obligation” shall have the meaning set forth in Section 7.1(e).
          “Maturity Date” means December 22, 2014, or if such day is not a Business Day, the next preceding Business Day.
          “Maximum Rate” shall have the meaning set forth in Section 2.10.
          “Net Proceeds” means, with respect to any sale, transfer, assignment or other disposition of (i) the Equity Interests or (ii) any of the Borrower’s other assets, the aggregate amount of all net proceeds in the form of cash, cash equivalents and publicly traded securities received by the Borrower in connection with any such transaction (whether as initial consideration or through the payment of deferred consideration); provided, however, that Net Proceeds shall exclude any amounts received by or on behalf of the Borrower on account of any such sale, transfer, assignment or other disposition of the Vineyard Interests.
          “Net Proceeds Percentage” has the meaning specified in Schedule 2.4.
          “Net Proceeds Threshold” has the meaning specified in Schedule 2.4.

          “Note” has the meaning specified in Section 2.5.
          “Obligations” means all debts, liabilities, obligations, covenants and duties of the Borrower arising under any Transaction Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including the Post-Petition Interest.
          “Organizational Documents” means, (i) with respect to any corporation or company, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed, if applicable, in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
          “Permanent Disability” shall be deemed to have occurred, with respect to any Person, if (i) such Person becomes physically or mentally incapacitated or disabled so that such Person is unable, with or without reasonable accommodation, to perform substantially the same professional services as such Person performed prior to incurring such incapacity or disability, and (ii) such incapacity or disability continues for 90 consecutive days.
          “Permitted Indebtedness” shall mean Indebtedness permitted pursuant to Section 6.1.
          “Permitted Liens” means liens, security interests and other encumbrances permitted by Section 6.2.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Post-Petition Interest” means any interest that accrues after the commencement of any case, proceeding or other action under a Debtor Relief Law, whether or not such interest is allowed or allowable as a claim in any such proceeding.
          “Tax Distributions” means with respect to each tax year or portion thereof that FreedomRoads qualifies as a Flow Through Entity, the distributions by FreedomRoads to the Borrower in an amount not to exceed the amount that FreedomRoads would have been required to pay in respect of federal, state or local Taxes (as the case may be) in respect of such year if FreedomRoads and its Subsidiaries paid such taxes directly as a stand-alone taxpayer (or stand-alone group).
          “Tax Distributions Percentage” has the meaning specified in Schedule 2.4.
          “Tax Refunds Percentage” has the meaning specified in Schedule 2.4.

          “Threshold Amount” means, in the case of the Adams Borrower, $10,000,000, and in the case of Lemonis, $500,000.
          “Transaction Documents” means this Agreement and each other agreement, if any, executed pursuant to or in connection with the foregoing.
          “Vineyard Interests” means any and all vineyard or winery properties owned by the Adams Borrower or any Affiliate of the Adams Borrower.
[Remainder of page left intentionally blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as the date first written above.

BORROWER:
/s/ Marcus Lemonis

Name: Marcus Lemonis

Address for Notices:

/s/ Stephen Adams

Name: Stephen Adams

Address for Notices:

/s/ Stephen Adams

Name: Stephen Adams Living Trust

Address for Notices:
Signature Page Lemonis — Adams Credit Agreement

LENDER:

THOR INDUSTRIES, INC.

By:	/s/ Peter B. Orthwein

Name:	Peter B. Orthwein
Title:	Chairman

Address for Notices:
Wire instructions are as follows:
Signature Page Lemonis — Adams Credit Agreement

DISCLOSURE SCHEDULES

SCHEDULE 2.4
MANDATORY PREPAYMENTS
“Annual Net Proceeds Cap” means $2,000,000.
“Extraordinary Distributions Percentage” means 25%.
“Net Proceeds Percentage” means 50%.
“Net Proceeds Threshold” means $2,000,000.
“Tax Distributions Percentage” means 100%.
“Tax Refunds Percentage” means 25%.

SCHEDULE 4.5
LITIGATION
None.

SCHEDULE 4.9
MATERIAL CHANGES
None.

SCHEDULE 6.1(E)
OTHER INDEBTEDNESS

Section 6.1(e):	$35,000,000

SCHEDULE 6.4
RESTRICTIONS ON TRANSFER

Section 6.4(i) and (ii) (in the aggregate):	$10,000,000

EXHIBIT A
FORM OF PROMISSORY NOTE

NOTE

$10,000,000.00	New York, New York
December 22, 2009
          FOR VALUE RECEIVED, Marcus Lemonis, Stephen Adams, in his individual capacity, and Stephen Adams and his successors, as trustee under the Stephen Adams Living Trust (collectively, the “Borrower”), on a joint and several basis, hereby promises to pay to the order of Thor Industries, Inc. or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds in accordance with the provisions of the Credit Agreement (as hereinafter defined) the principal sum of ten million dollars ($10,000,000.00) plus any increases in principal pursuant to the terms of the Credit Agreement.
          The Borrower also promises to pay interest on the unpaid principal amount of the Loans made by the Lender in like money from the date hereof, until such principal amount is paid in full, at the rates and at the times provided in the Credit Agreement. All payments pursuant to this Note shall be made in accordance with the requirements of the Credit Agreement.
          This Note is one of the Notes referred to in the Credit Agreement, dated as of December 22, 2009 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), among the Borrower and the Lender. This Note is subject to voluntary prepayment prior to the Maturity Date, in whole or in part, as provided in the Credit Agreement.
          In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.
          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.
          Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.
          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

MARCUS LEMONIS

STEPHEN ADAMS

STEPHEN ADAMS LIVING TRUST
Signature Page Adams — Lemonis Promissory Note

EXHIBIT B
FORM OF EXCLUSIVITY AGREEMENT AMENDMENT

AMENDMENT NO. 1 TO AMENDED AND RESTATED
DEALER EXCLUSIVITY AGREEMENT
          This AMENDMENT NO. 1 TO AMENDED AND RESTATED DEALER EXCLUSIVITY AGREEMENT (this “Amendment”) is dated as of December 22, 2009, by and among Thor Industries, Inc., a Delaware corporation (“Thor”), FreedomRoads Holding Company, LLC, a Minnesota limited liability company (“Holdings”), FreedomRoads, LLC, a Minnesota limited liability company (“FreedomRoads”) and each of the other FR Entities listed on the signature pages hereto.
RECITALS
          A. Thor, Holdings, FreedomRoads and each of the other FR Entities entered into that certain Amended and Restated Dealer Exclusivity Agreement dated as of January 30, 2009 (the “Original Agreement”).
          B. On the date hereof, Thor is lending to The Stephen Adams Living Trust, Stephen Adams and Marcus Lemonis (collectively, the “Borrowers”), the principal amount of Ten Million Dollars ($10,000,000), pursuant to that certain Credit Agreement, dated as of the date hereof, between the Borrowers and Thor, the proceeds of which the Borrowers have agreed to loan to ITM Holding Company #2, LLC, which will then be contributed as equity to FreedomRoads (the “Third Loan”).
          C. In partial consideration of the Third Loan, the Borrowers have caused Holdings and FreedomRoads to enter into this Amendment to amend certain terms of the Original Agreement (the Original Agreement, as amended by this Amendment, the “Agreement”).
          D. All capitalized terms not otherwise defined herein shall have such meanings as ascribed to them in the Original Agreement.
AGREEMENT
          NOW, THEREFORE, in consideration of the premises, and the mutual promises and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
     1. Amendment of Termination Provisions. Section 2.2(c) of the Original Agreement is hereby amended by deleting such subsection in its entirety and substituting the following in lieu thereof:
          “(c) By Thor or FreedomRoads, at any time on or after December 22, 2029 by providing written notice to the other party.”
In addition, the paragraph following Section 2.2(e) of the Original Agreement shall be deleted in its entirety.

1

     2. Amendment of Audit and Inspection Provisions. Section 4.1 of the Original Agreement is hereby amended by adding the following language at the end of such section:
          “In the event Thor elects to conduct an audit of such books and records and makes a determination, based on the results of such audit, that a material breach of this Agreement has occurred, then the FR Entities, on a joint and several basis, shall reimburse Thor for Thor’s out-of-pocket costs and expenses of such audit.”
     3. Amendment of Reports Provisions. Section 4.2 of the Original Agreement is hereby amended by adding the following language at the end of such section:
          “Each such report shall be accompanied by a compliance certificate executed by the Chief Financial Officer of FreedomRoads, pursuant to which such officer shall certify as to the accuracy of such report and the compliance by the FR Entities with the provisions of this Agreement.”
     4. The Original Agreement is hereby amended by inserting new Section 6.12 and Section 6.13 as follows:
          “Section 6.12 Injunctive Relief. The parties acknowledge and agree that Thor could be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, Thor will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement, and its provisions in any action or proceeding instituted in any court of the United States or any state thereof having jurisdiction over the parties hereto and the matter, in addition to any other remedy to which Thor may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.
          Section 6.13 Blue-Penciling. It is expressly understood and agreed that although the parties hereto consider the duration of the exclusivity period set forth in this Agreement to be reasonable, if a judicial determination is made by a court of competent jurisdiction that the time or any other restriction contained in this Agreement is an unenforceable restriction against any of the parties hereto, the provisions thereof shall not be rendered void but shall be deemed amended to apply as to such maximum time and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.”
     5. Effect of Amendment. Except as expressly amended, modified or waived by this Amendment, all of the terms, representations, warranties, covenants and conditions of the Original Agreement shall remain unmodified and unwaived by the terms of this Amendment, and shall remain in full force and effect in accordance with their respective terms, and are hereby ratified, approved and confirmed in all respects. This Amendment shall not constitute any

2

party’s consent or indicate its willingness to consent to any other amendment, modification or waiver of the Original Agreement or any instruments or agreements referred to herein or therein.
     6. Miscellaneous. The provisions of Article VI (“Miscellaneous”) of the Original Agreement shall apply to this Amendment as if such provisions were set out herein in full and as if each reference therein to “this Agreement” included a reference to this Amendment.
[remainder of page intentionally left blank]

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          IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year indicated above.

THOR INDUSTRIES, INC.
By:
Name:
Title:

FREEDOMROADS HOLDING COMPANY, LLC
By:
Name:
Title:

FREEDOMROADS, LLC
By:
Name:
Title:

[Signature Page to Amendment No. 1 to Exclusivity Agreement]

Agreed to and acknowledged by each of the other
FR Entities as of the date first above written:

AMERICAN RV CENTERS, LLC
By:
	Name:	Marcus Lemonis
	Title:	Chairman and CEO

ARIZONA RV CENTERS, LLC
By:
	Name:	Marcus Lemonis
	Title:	Chairman and CEO

BLAINE JENSEN RV CENTERS, LLC
By:
	Name:	Marcus Lemonis
	Title:	Chairman and CEO

BODILY RV, INC.
By:
	Name:	Marcus Lemonis
	Title:	Chairman and CEO

BURNSIDE RV CENTERS, LLC
By:
	Name:	Marcus Lemonis
	Title:	Chairman and CEO

CAMPING TIME RV CENTERS, LLC
By:
	Name:	Marcus Lemonis
	Title:	Chairman and CEO

[Signature Page to Amendment No. 1 to Exclusivity Agreement]

CAMPING WORLD RV SALES, LLC
By:
	Name:	Marcus Lemonis
	Title:	Chairman and CEO

DUSTY’S CAMPER WORLD, LLC
By:
	Name:	Marcus Lemonis
	Title:	Chairman and CEO

EMERALD COAST RV CENTER, LLC
By:
	Name:	Marcus Lemonis
	Title:	Chairman and CEO

FOLEY RV CENTER, LLC
By:
	Name:	Marcus Lemonis
	Title:	Chairman and CEO

FREEDOMROADS RV, INC.
By:
	Name:	Marcus Lemonis
	Title:	Chairman and CEO

GARY’S RV CENTERS, LLC
By:
	Name:	Marcus Lemonis
	Title:	Chairman and CEO

[Signature Page to Amendment No. 1 to Exclusivity Agreement]

HOLIDAY KAMPER COMPANY OF COLUMBIA, LLC
By:
	Name:	Marcus Lemonis
	Title:	Chairman and CEO

K&C RV CENTERS, LLC
By:
	Name:	Marcus Lemonis
	Title:	Chairman and CEO

MEYER’S RV CENTERS, LLC
By:
	Name:	Marcus Lemonis
	Title:	Chairman and CEO

OLINGER RV CENTERS, LLC
By:
	Name:	Marcus Lemonis
	Title:	Chairman and CEO

SHIPP’S RV CENTERS, LLC
By:
	Name:	Marcus Lemonis
	Title:	Chairman and CEO

SIRPILLA RV CENTERS, LLC
By:
	Name:	Marcus Lemonis
	Title:	Chairman and CEO

[Signature Page to Amendment No. 1 to Exclusivity Agreement]

SOUTHWEST RV CENTERS, LLC
By:
	Name:	Marcus Lemonis
	Title:	Chairman and CEO

STIER’S RV CENTERS, LLC
By:
	Name:	Marcus Lemonis
	Title:	Chairman and CEO

STOUT’S RV CENTER, LLC
By:
	Name:	Marcus Lemonis
	Title:	Chairman and CEO

WHEELER RV LAS VEGAS, LLC
By:
	Name:	Marcus Lemonis
	Title:	Chairman and CEO

[Signature Page to Amendment No. 1 to Exclusivity Agreement]

EXHIBIT C
FORM OF AMENDMENTS TO THE 2009 ADAMS CREDIT AGREEMENTS

FIRST AMENDMENT TO CREDIT AGREEMENT
     This FIRST AMENDMENT TO CREDIT AGREEMENT is dated as of December 22, 2009 (this “Amendment”) by and between Stephen Adams, in his individual capacity, and Stephen Adams and his successors, as trustee under the Stephen Adams Living Trust (the “Trust” and, together with each of the foregoing Persons, the “Borrower”), and Thor Industries, Inc. (the “Lender”).
     WHEREAS, the Borrower and the Lender are parties to that certain Credit Agreement dated as of January 15, 2009 (the “Credit Agreement”); and
     WHEREAS, the Borrower and the Lender desire to modify and amend certain provisions of the Credit Agreement, as provided herein.
     NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties agree that the Credit Agreement is hereby amended as follows:
     1. Capitalized Terms. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement, as amended by this Amendment.
     2. Amendments to Credit Agreement.
     a) Amendment of Certain Defined Terms. Article 9 of the Credit Agreement is hereby amended by (i) deleting the defined terms “Collateral”, “Collateral and Guarantee Requirement”, “Security Documents” and “Transaction Liens”, (ii) deleting the defined terms “Material Adverse Effect” and “Transaction Documents” and replacing each such defined term in its entirety with the new definition of such term set forth below, and (iii) adding the following new defined terms set forth below:
“Adams/Lemonis Credit Agreement” means that certain Credit Agreement, dated as of December 22, 2009, by and between the Borrower, Marcus Lemonis and the Lender (as amended, restated, supplemented or otherwise modified from time to time).
“Excluded Assets” means, collectively, (i) any and all direct and indirect legal, equitable and beneficial ownership interests of the Borrower in FreedomRoads and any of its subsidiaries and (ii) any notes, instruments and other documents evidencing Indebtedness owed to the Borrower by FreedomRoads or any of its subsidiaries, and all rights of the Borrower in respect of such Indebtedness.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, properties, assets, liabilities (actual or contingent), or financial condition of the Borrower; (b) a material impairment of the ability of the Borrower to perform the Borrower’s obligations under any Transaction Document to which the Borrower is a party; or (c) a material adverse

1

effect upon the legality, validity, binding effect or enforceability against the Borrower of any Transaction Document to which the Borrower is a party.
“Permanent Disability” shall be deemed to have occurred, with respect to any Person, if (i) such Person becomes physically or mentally incapacitated or disabled so that such Person is unable, with or without reasonable accommodation, to perform substantially the same professional services as such Person performed prior to incurring such incapacity or disability, and (ii) such incapacity or disability continues for 90 consecutive days.
“Second Credit Agreement” means that certain Credit Agreement, dated as of January 30, 2009, by and between the Borrower and the Lender (as amended, restated, supplemented or otherwise modified from time to time).
“Transaction Documents” means this Agreement, the Notes and each other agreement, if any, executed pursuant to or in connection with the foregoing.
     b) Deletion of Certain Sections. The Credit Agreement is hereby amended by deleting the following Sections: Section 2.4 (Mandatory Prepayments), Section 3.1(g) (Collateral and Guarantee Requirement), Section 4.15 (Consents), Section 5.8(b), Sections 6.2(a) and 6.2(c), Section 6.3 (Restrictive Agreements), Section 7.1(i) (Lien Defects) and Sections 8.5(b) and 8.5(e).
     c) Deletion of Certain Exhibits. The Credit Agreement is hereby amended by deleting Exhibit C (Form of Guarantee Agreement) and Exhibit D (Form of Pledge Agreement).
     d) Amendment to Section 4.2. Section 4.2 of the Credit Agreement is hereby amended by deleting such Section its entirety and replacing it with the following:
Section 4.2 Authorization; No Contravention. The execution and delivery of, and the performance by the Borrower of his obligations under, each Transaction Document to which the Borrower is party, do not and will not (i) conflict with, or result in any breach or contravention of, or the creation of any Lien under, (A) any Contractual Obligation to which the Borrower is a party or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or the Borrower’s property is subject; or (ii) violate any Law applicable to the Borrower.
     e) Amendment to Section 4.7. Section 4.7 of the Credit Agreement is hereby amended by deleting the first sentence of such Section.
     f) Amendment to Section 4.10. Section 4.10 of the Credit Agreement is hereby amended by deleting the first sentence of such Section it its entirety and replacing it with the following:
Section 4.10 Disclosure. The Borrower has disclosed to the Lender all agreements, instruments, other Contractual Obligations and all corporate or other restrictions to which the Borrower is subject, and all other matters known to the Borrower, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

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     g) Amendment to Section 5.5. Section 5.5 of the Credit Agreement is hereby amended by deleting the words “(except with respect to the Borrower’s properties constituting Collateral)”.
     h) Amendment to Section 6.2. Subsection (d) of Section 6.2 of the Credit Agreement is hereby amended by deleting the words “(other than the Collateral)”.
     i) Amendment to Section 6.5. Section 6.5 of the Credit Agreement is hereby amended by deleting such Section it its entirety and replacing it with the following:
Section 6.5 Restrictions on Transfer. The Borrower will not, directly or indirectly, by voluntary or involuntary means, make any sale, transfer, assignment or other disposition of any property or assets of the Borrower (other than any Excluded Assets) with a fair market value in excess of an amount set forth on Schedule 6.5 hereof to a member of the Borrower’s family, charitable organization, a trust established for the benefit of a member of the Borrower’s family or an Affiliate of the Borrower.
     j) Amendments to Section 7.1. Section 7.1 of the Credit Agreement is hereby amended (i) by deleting subsections (e) and (k) of such Section in their entirety and replacing them with the following subsections (e) and (k) as set forth below, (ii) by deleting the word “or” at the end of clause (m), (iii) by deleting the period at the end of clause (n) and replacing it with “; or”, and (iv) by adding new subsections (o) and (p) as set forth below:
(e) Cross Payment Default. (A) The Borrower or FreedomRoads shall fail to make any payment when due (whether by scheduled maturity, required prepayment, margin call, acceleration, demand or otherwise but after giving effect to any applicable grace period) in respect of any Indebtedness (other than Indebtedness hereunder, or Indebtedness under the Second Credit Agreement or the Adams/Lemonis Credit Agreement) having an aggregate notional or principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) equal to or more than the Threshold Amount (“Material Financial Obligations”), or (B) the Borrower or FreedomRoads shall fail to observe or perform any other agreement or condition relating to any such Material Financial Obligation, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, which results in the acceleration of such Material Financial Obligation prior to its stated maturity; or
(k) Criminal Proceedings. The Borrower shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of the Borrower which in the good faith judgment of the Lender could have a Material Adverse Effect on the business of the Borrower; or
(o) Death or Permanent Disability. Adams shall die or suffer a Permanent Disability; or

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(p) Second Credit Agreement and Adams/Lemonis Credit Agreement. (A) An Event of Default (as defined in the Second Credit Agreement) has occurred and is continuing or (B) an Event of Default (as defined in the Adams/Lemonis Credit Agreement) has occurred and is continuing (other than an Event of Default under Section 7.1(k) (Death; Permanent Disability) of the Adams/Lemonis Credit Agreement with respect to Lemonis only).
     3. No Default; Representations and Warranties, etc. The Borrower hereby confirms that, after giving effect to this Amendment, (a) the representations and warranties of the Borrower contained in Article 4 of the Credit Agreement and the other Transaction Documents are true and correct on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which event such representations and warranties are true and correct on and as of such earlier date); (b) the Borrower is in compliance with all of the terms and provisions set forth in the Credit Agreement on its part to be observed or performed thereunder; and (c) no Default or Event of Default has occurred and is continuing.
     4. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:
     a) Counterparts of Amendment. The Lender shall have received counterparts of this Amendment duly executed by the Borrower.
     b) Other Documents. The Lender shall have received such documents, instruments and certificates as the Lender or its counsel may reasonably request relating to the Transaction Documents and any other legal matters relating to the Borrower and the Credit Agreement, as amended by this Amendment.
     5. Miscellaneous.
     a) Except to the extent specifically amended hereby, the Credit Agreement, the Transaction Documents and all related documents shall remain in full force and effect. Whenever the terms or sections amended hereby shall be referred to in the Credit Agreement, the Transaction Documents or such other documents (whether directly or by incorporation into other defined terms), such defined terms shall be deemed to refer to those terms or sections as amended by this Amendment.
     b) This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.
     c) This Amendment shall be governed by the laws of the State of New York, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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     d) The Borrower agrees to pay all reasonable costs and expenses, including legal fees and disbursements, incurred by the Lender in connection with this Amendment and the transactions contemplated hereby.
[Signature pages follow.]

5

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.
BORROWER:

Name: Stephen Adams

Address for Notices:

Name: Stephen Adams Living Trust
Adams January 15, 2009 Credit Agreement Amendment Signature Page

LENDER:

THOR INDUSTRIES, INC.

By:
Name:
Title:
Adams January 15, 2009 Credit Agreement Amendment Signature Page

FIRST AMENDMENT TO CREDIT AGREEMENT
     This FIRST AMENDMENT TO CREDIT AGREEMENT is dated as of December 22, 2009 (this “Amendment”) by and between Stephen Adams, in his individual capacity, and Stephen Adams and his successors, as trustee under the Stephen Adams Living Trust (the “Trust” and, together with each of the foregoing Persons, the “Borrower”), and Thor Industries, Inc. (the “Lender”).
     WHEREAS, the Borrower and the Lender are parties to that certain Credit Agreement dated as of January 30, 2009 (the “Credit Agreement”); and
     WHEREAS, the Borrower and the Lender desire to modify and amend certain provisions of the Credit Agreement, as provided herein.
     NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties agree that the Credit Agreement is hereby amended as follows:
     1. Capitalized Terms. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement, as amended by this Amendment.
     2. Amendments to Credit Agreement.
     a) Amendment of Certain Defined Terms. Article 9 of the Credit Agreement is hereby amended by (i) deleting the defined terms “Collateral”, “Collateral and Guarantee Requirement”, “Security Documents” and “Transaction Liens”, (ii) deleting the defined terms “Cash Interest Payment Date”, “Material Adverse Effect”, “Maturity Date” and “Transaction Documents” and replacing each such defined term in its entirety with the new definition of such term set forth below, and (iii) adding the following new defined terms set forth below:
“Adams/Lemonis Credit Agreement” means that certain Credit Agreement, dated as of December 22, 2009, by and between the Borrower, Marcus Lemonis and the Lender (as amended, restated, supplemented or otherwise modified from time to time).
“Cash Interest Payment Date” means each of the following dates: April 30, 2009, July 31, 2009, October 30, 2009, December 31, 2009, March 31, 2010, June 30, 2010, September 30, 2010, December 31, 2010, March 31, 2011, June 30, 2011, September 30, 2011, December 31, 2011, March 31, 2012 and June 30, 2012, or if any such day is not a Business Day, the next preceding Business Day.
“Excluded Assets” means, collectively, (i) any and all direct and indirect legal, equitable and beneficial ownership interests of the Borrower in FreedomRoads and any of its subsidiaries and (ii) any notes, instruments and other documents evidencing Indebtedness owed to the Borrower by FreedomRoads or any of its subsidiaries, and all rights of the Borrower in respect of such Indebtedness.

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“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, properties, assets, liabilities (actual or contingent), or financial condition of the Borrower; (b) a material impairment of the ability of the Borrower to perform the Borrower’s obligations under any Transaction Document to which the Borrower is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Transaction Document to which the Borrower is a party.
“Maturity Date” means June 30, 2012, or if such day is not a Business Day, the next preceding Business Day.
“Permanent Disability” shall be deemed to have occurred, with respect to any Person, if (i) such Person becomes physically or mentally incapacitated or disabled so that such Person is unable, with or without reasonable accommodation, to perform substantially the same professional services as such Person performed prior to incurring such incapacity or disability, and (ii) such incapacity or disability continues for 90 consecutive days.
“Transaction Documents” means this Agreement, the Notes and each other agreement, if any, executed pursuant to or in connection with the foregoing.
     b) Deletion of Certain Sections. The Credit Agreement is hereby amended by deleting the following Sections: Section 2.4 (Mandatory Prepayments), Section 3.1(g) (Collateral and Guarantee Requirement), Section 4.15 (Consents), Section 5.8(b), Sections 6.2(a) and 6.2(c), Section 6.3 (Restrictive Agreements), Section 7.1(i) (Lien Defects) and Sections 8.5(b) and 8.5(e).
     c) Deletion of Certain Exhibits. The Credit Agreement is hereby amended by deleting Exhibit C (Form of Guarantee Agreement) and Exhibit D (Form of Pledge Agreement).
     d) Amendments to Section 2.2. Section 2.2 of the Credit Agreement is hereby amended by deleting subsection (b) of such Section in its entirety and replacing it with the following:
(b) The Borrower hereby unconditionally promises to pay the Lender the aggregate principal amount of the Loan outstanding (which, for the avoidance of doubt, shall equal an aggregate principal amount of $10,000,000 less any repayments prior to the Maturity Date) on the following dates in the respective amounts set forth opposite such dates:

Date	Amount
June 30, 2010	$1,000,000
December 31, 2010	$1,000,000
June 30, 2011	$1,000,000
December 31, 2011	$1,000,000
June 30, 2012	$6,000,000

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     e) Amendment to Section 4.2. Section 4.2 of the Credit Agreement is hereby amended by deleting such Section it its entirety and replacing it with the following:
Section 4.2 Authorization; No Contravention. The execution and delivery of, and the performance by the Borrower of his obligations under, each Transaction Document to which the Borrower is party, do not and will not (i) conflict with, or result in any breach or contravention of, or the creation of any Lien under, (A) any Contractual Obligation to which the Borrower is a party or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or the Borrower’s property is subject; or (ii) violate any Law applicable to the Borrower.
     f) Amendment to Section 4.7. Section 4.7 of the Credit Agreement is hereby amended by deleting the first sentence of such Section.
     g) Amendment to Section 4.10. Section 4.10 of the Credit Agreement is hereby amended by deleting the first sentence of such Section it its entirety and replacing it with the following:
Section 4.10 Disclosure. The Borrower has disclosed to the Lender all agreements, instruments, other Contractual Obligations and all corporate or other restrictions to which the Borrower is subject, and all other matters known to the Borrower, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
     h) Amendment to Section 5.5. Section 5.5 of the Credit Agreement is hereby amended by deleting the words “(except with respect to the Borrower’s properties constituting Collateral)”.
     i) Amendment to Section 6.2. Subsection (d) of Section 6.2 of the Credit Agreement is hereby amended by deleting the words “(other than the Collateral)”.
     j) Amendment to Section 6.5. Section 6.5 of the Credit Agreement is hereby amended by deleting such Section it its entirety and replacing it with the following:
Section 6.5 Restrictions on Transfer. The Borrower will not, directly or indirectly, by voluntary or involuntary means, make any sale, transfer, assignment or other disposition of any property or assets of the Borrower (other than any Excluded Assets) with a fair market value in excess of an amount set forth on Schedule 6.5 hereof to a member of the Borrower’s family, charitable organization, a trust established for the benefit of a member of the Borrower’s family or an Affiliate of the Borrower.
     k) Amendments to Section 7.1. Section 7.1 of the Credit Agreement is hereby amended (i) by deleting subsections (e) and (k) of such Section in their entirety and replacing them with the following subsections (e) and (k) as set forth below, (ii) by deleting the word “or” at the end of clause (m), (iii) by deleting the period at the end of clause (n) and replacing it with “; or”, and (iv) by adding new subsections (o) and (p) as set forth below:

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(e) Cross Payment Default. (A) The Borrower or FreedomRoads shall fail to make any payment when due (whether by scheduled maturity, required prepayment, margin call, acceleration, demand or otherwise but after giving effect to any applicable grace period) in respect of any Indebtedness (other than Indebtedness hereunder or Indebtedness under the First Credit Agreement or the Adams/Lemonis Credit Agreement) having an aggregate notional or principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) equal to or more than the Threshold Amount (“Material Financial Obligations”), or (B) the Borrower or FreedomRoads shall fail to observe or perform any other agreement or condition relating to any such Material Financial Obligation, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, which results in the acceleration of such Material Financial Obligation prior to its stated maturity; or
(k) Criminal Proceedings. The Borrower shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of the Borrower which in the good faith judgment of the Lender could have a Material Adverse Effect on the business of the Borrower; or
(o) Death or Permanent Disability. Adams shall die or suffer a Permanent Disability; or
(p) First Credit Agreement and Adams/Lemonis Credit Agreement. (A) An Event of Default (as defined in the First Credit Agreement) has occurred and is continuing or (B) an Event of Default (as defined in the Adams/Lemonis Credit Agreement) has occurred and is continuing (other than an Event of Default under Section 7.1(k) (Death; Permanent Disability) of the Adams/Lemonis Credit Agreement with respect to Lemonis only).
     l) Amendment to the Note. The Note is hereby amended and restated in its entirety in the form attached as Annex A hereto.
     3. No Default; Representations and Warranties, etc. The Borrower hereby confirms that, after giving effect to this Amendment, (a) the representations and warranties of the Borrower contained in Article 4 of the Credit Agreement and the other Transaction Documents are true and correct on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which event such representations and warranties are true and correct on and as of such earlier date); (b) the Borrower is in compliance with all of the terms and provisions set forth in the Credit Agreement on its part to be observed or performed thereunder; and (c) no Default or Event of Default has occurred and is continuing.
     4. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:

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     a) Counterparts of Amendment. The Lender shall have received counterparts of this Amendment duly executed by the Borrower.
     b) Other Documents. The Lender shall have received such documents, instruments and certificates as the Lender or its counsel may reasonably request relating to the Transaction Documents and any other legal matters relating to the Borrower and the Credit Agreement, as amended by this Amendment.
     5. Miscellaneous.
     a) Except to the extent specifically amended hereby, the Credit Agreement, the Transaction Documents and all related documents shall remain in full force and effect. Whenever the terms or sections amended hereby shall be referred to in the Credit Agreement, the Transaction Documents or such other documents (whether directly or by incorporation into other defined terms), such defined terms shall be deemed to refer to those terms or sections as amended by this Amendment.
     b) This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.
     c) This Amendment shall be governed by the laws of the State of New York, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     d) The Borrower agrees to pay all reasonable costs and expenses, including legal fees and disbursements, incurred by the Lender in connection with this Amendment and the transactions contemplated hereby.
[Signature pages follow.]

5

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.
BORROWER:

Name: Stephen Adams

Address for Notices:

Name: Stephen Adams Living Trust

LENDER:
THOR INDUSTRIES, INC.

By:
Name:
Title:

Annex A
Amended and Restated Note

NOTE

$10,000,000.00	New York, New York
January 30, 2009
          FOR VALUE RECEIVED, Stephen Adams, in his individual capacity, and Stephen Adams and his successors, as trustee under the Stephen Adams Living Trust (collectively, the “Borrower”), hereby promises to pay to the order of Thor Industries, Inc. or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds in accordance with the provisions of the Credit Agreement (as hereinafter defined) the principal sum of ten million dollars ($10,000,000.00) plus any increases in principal pursuant to the terms of the Credit Agreement.
          The Borrower also promises to pay interest on the unpaid principal amount of the Loans made by the Lender in like money from the date hereof, until such principal amount is paid in full, at the rates and at the times provided in the Credit Agreement. All payments pursuant to this Note shall be made in accordance with the requirements of the Credit Agreement.
          This Note is one of the Notes referred to in the Credit Agreement, dated as of January 30, 2009 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), among the Borrower and the Lender. This Note is subject to voluntary prepayment prior to the Maturity Date, in whole or in part, as provided in the Credit Agreement.
          In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.
          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.
          Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.
          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

STEPHEN ADAMS

STEPHEN ADAMS LIVING TRUST
Signature Page January 30, 2009 Adams Promissory Note

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE
For the fiscal quarter ended:_____, 20[__]
This Compliance Certificate is delivered pursuant to that certain Credit Agreement, dated as of December 22, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”; the capitalized terms defined therein being used herein as therein defined), among Marcus Lemonis (“Lemonis”), Stephen Adams (“Adams”) and Stephen Adams and his successors, as trustee under the Stephen Adams Living Trust (the “Trust”, and together with Lemonis and Adams, on a joint and several basis, the “Borrower”) and Thor Industries, Inc. (the “Lender”). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Agreement.
Each of the undersigned hereby certifies as of the date hereof that he/it is authorized to execute and deliver this Compliance Certificate on behalf of the Borrower to the Lender, and that:
     1. Each of the undersigned has reviewed the terms of the Agreement and has made, or caused to be made under his/its supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by the financial statements delivered pursuant to Section 5.1(d) of the Agreement. Such review has not disclosed the existence on and as of the date hereof, and none of the undersigned has knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default[, except for such conditions or events listed on Schedule 1 attached hereto, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking, or proposes to take with respect thereto]. The Borrower has performed and observed each covenant and condition of the Agreement and the other Transaction Documents applicable to it or him, as the case may be.
     2. The representations and warranties of the Borrower set forth in the Agreement and the other Transaction Documents, including without limitation the representations and warranties set forth in Article 4 of the Agreement, are true and correct in on and as of the date hereof (except to the extent they relate to a specified date)[, except as set forth on Schedule 1 attached hereto][Include updates to Schedule 4.7 or Schedule 4.13, if necessary.].
[signature page follows]

     IN WITNESS WHEREOF, each of the undersigned has caused this Compliance Certificate to be executed and delivered on this ___day of ______, 20_.

BORROWER:

By:

Marcus Lemonis

By:

Stephen Adams

By:

Stephen Adams Living Trust